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                                                                   Exhibit 4.3.1



1. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL1, a Delaware limited liability company, as Owner Lessor.

2. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL2, a Delaware limited liability company, as Owner Lessor.

3. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL3, a Delaware limited liability company, as Owner Lessor.

4. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL4, a Delaware limited liability company, as Owner Lessor.

5. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL5, a Delaware limited liability company, as Owner Lessor.

6. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL6, a Delaware limited liability company, as Owner Lessor.

7. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL7, a Delaware limited liability company, as Owner Lessor.

8. The Facility Lease dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee and Homer City OL8, a Delaware limited liability company, as Owner Lessor.